ARTICLES OF INCORPORATION
                                   OF
                STRATEGIC INFORMATION MANAGEMENT INCORPORATED

     The undersigned incorporator hereby forms a
corporation under Chapter 607 of the laws of the
State of Florida.
                                  ARTICLE I.   NAME
                                  --------------------------
     The name of the corporation shall be:
   STRATEGIC INFORMATION MANAGEMENT INCORPORATED
The address of the principal office of this
corporation shall be 660 Madison Avenue, New York,
New York 10021 and the mailing address of the
corporation shall be the same.
                 ARTICLE II.   NATURE OF BUSINESS
                 -------------------------------------------------
     This corporation may engage or transact in any
or all lawful activities or business permitted
under the laws of the United States, the State of
Florida or any other state, country, territory or
nation.
                      ARTICLE III.   CAPITAL STOCK
     The maximum number of shares of stock that
this corporation is authorized to have outstanding
at any one time is 50,000,000 shares of common
stock having $0.0001 par value per share, and
10,000,000 shares of preferred stock.
                      ARTICLE IV.   REGISTERED AGENT
                      ------------------------------------------------
     The street address of the initial registered
office of the corporation shall be 1201 Hays
Street, Tallahassee, Florida 32301, and the name of
the initial registered agent of the corporation at
that address is Corporation Service Company.
                       ARTICLE V.  TERM OF EXISTENCE
                       -----------------------------------------------
     This corporation is to exist perpetually.
                         ARTICLE VI.  INCORPORATOR
                         -----------------------------------------
     The name and street address of the
incorporator to these Articles of Incorporation:
                             Corporation Service Company
                                      1201 Hays Street
                               Tallahassee, Florida 32301
     The undersigned incorporator has executed
these Articles of Incorporation on September 15,
1997.
                              /S/   Karen B. Rozar
                                    --------------------------------
                                   Its Agent, KarenB. Rozar
                                   Incorporator
                                ARTICLES OF AMENDMENT
                                                      TO
                             ARTICLES OF INCORPORATION
     ARTICLES I, III AND VII of the Articles of
Incorporation of STRATEGIC INFORMATION MANAGEMENT
INCORPORATED shall be amended to read as follows:
                                      ARTICLE I.  NAME

     The name of the corporation shall be:
   STRATEGIC INFORMATION MANAGEMENT INCORPORATED
The address of principal office of this corporation shall be 4255 Route 9, Suite D, Freehold, New
Jersey, 07728, and the mailing address of the corporation shall be the same.
                              ARTICLE III. CAPITAL STOCK

     The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 50,000,000 shares of common stock having .0001 par value per share and 10,000,000 shares of preferred stock having .0001 par value per share.

                               ARTICLE VII.  DIRECTORS

     All corporate powers shall be exercised by or
under the authority of, and the business and
affairs of the corporation managed under the
direction of its Board of Directors, subject to any
limitation set forth in these Articles of
Incorporation.  This corporation shall have one
Director, initially.
The names and addresses of the initial members of
the Board of Directors are:
William H. Luckman                 4255 Route 9,Suite D
Dir.                                           Freehold, New Jersey 07728

     All other paragraphs and articles of the
Articles of Incorporation shall remain unchanged.
     The foregoing amendment was adopted by the
Incorporator without shareholder action because
shareholder action was not required.
     The forgoing amendment was adopted on the 18th
day of September, 1997.
                                   Corporation Service Company
                                   /s/    Gail Shelby
                                           ------------------
                                   By: Its Incorporator
                                   Its Agent, Gail Shelby